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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


Date of Report (Date of earliest event reported):   April 7, 1997
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                               J2 COMMUNICATIONS
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             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
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                 (State or other jurisdiction of incorporation)


  California                        0-15284                    95-4053296
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   State of                        Commission                I.R.S. Employer
 Incorporation                      File No.                Identification No.



                        10850 Wilshire Blvd., Suite 1000
                         Los Angeles, California 90024
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                    (Address of principal executive offices)



                Registrant's Telephone Number:    (310) 474-5252
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ITEM 5.   OTHER EVENTS

          As previously reported in the Annual Report for the fiscal year ended July 31, 1996, J2 Communications (the "Company" or the "Registrant") has been engaged in negotiations with the Harvard Lampoon, the purported licensor of the name "National Lampoon", with respect to certain accounting and royalty issues.

          On or about March 13, 1997, the Harvard Lampoon notified the Registrant and its special counsel, pursuant to a letter dated March 10, 1997, that it was requesting mandatory arbitration of its claims that, inter alia, the Registrant had:

          (i) under-reported approximately $221,000 of royalties, and in connection therewith, should be required to report royalty income "at source" from its sub-licensees rather than on the income, if any, which the Registrant received from such sub-licensees;

          (ii) failed to see formal approval of the Harvard Lampoon to enter into sublicense agreements in certain territories;

          (iii) failed to publish, on an annual basis, sufficient quantities of the magazine National Lampoon to maintain the license from the Harvard Lampoon.

          After such notification, the Registrant and the Harvard Lampoon commenced negotiations to refer these matters to non-binding mediation in the presence of a professional mediator. On or about April 7, 1997, the Registrant and the Harvard Lampoon agreed to the appointment of a mediator who will preside over a mediation to take place in New York on May 8-9, 1997. There currently is no date set for the arbitration.

          The Registrant believes the claims of the Harvard Lampoon are wholly without merit and intends to vigorously defend itself. In particular, the Registrant believes it has completely adhered to the requirements regarding the publishing of National Lampoon, and that the accounting method which the Harvard Lampoon wishes the Company to utilize is neither required pursuant to the terms of the Registrant's 1983 agreement with the Harvard Lampoon, nor consistent with the reporting of the sales and royalties during the past 27 years of operations thereunder, including under predecessor agreements. Moreover, the Registrant has reserved the right to assert that the Harvard Lampoon has abandoned its rights to the "Lampoon" trademark by operation of law.

          Although the Registrant believes that it has meritorious defenses to the claims of Harvard Lampoon, the loss of the Registrant's license with respect to the "National Lampoon" would have a material adverse effect on the Registrant's business and prospects. A significant portion of its assets, as well as the vast majority of its revenue, is derived from the exploitation of the "National Lampoon" trademark.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       J2 COMMUNICATIONS



Date:  April 18, 1997                  By: /s/ JAMES P. JIMIRRO
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                                       Its:  President





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